UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2015

 CHECKPOINT SYSTEMS, INC.
(Exact name of Registrant as specified in its Articles of Incorporation)

Pennsylvania	22-1895850
(State of Incorporation)	(IRS Employer Identification No.)

101 Wolf Drive, Thorofare, NJ	08086
(Address of principal executive offices)	(Zip Code)

856-848-1800
(Registrant’s telephone number, including area code)
N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
      240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
      240.13e-4(c))

Item 8.01 Other Events.

On June 26, 2015, Checkpoint Systems, Inc., together with its subsidiaries and affiliates, (the “Company”) entered into a settlement (the “Settlement”) with  American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, Pa. (“AIG”) relating to the previously disclosed litigation filed by AIG on July 9, 2014.

Pursuant to the Settlement, the Company paid approximately $9.0 million to AIG in exchange for full and final resolution of this matter between the parties.  Further pursuant to the Settlement, each party will be responsible for a portion of the legal fees, costs, and expenses at issue in the litigation.

Checkpoint Systems, Inc.

Date: July 1, 2015	By:	/s/ Bryan T.R. Rowland
Name: Bryan T.R. Rowland
Title: VP, General Counsel and Secretary